Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)    The Schedule 13G is filed on behalf of each of them and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements; and

(ii)    Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 4, 2025

By:	/s/ David Gary Neeleman
David Gary Neeleman

SALEB II FOUNDER 1 LLC

By:	/s/ David Gary Neeleman
Name:	David Gary Neeleman
Title:	Sole Member

TRIP PARTICIPAÇÕES S.A.

By:	/s/ Renan Chieppe
Name:	Renan Chieppe
Title:	Executive Officer
TRIP INVESTIMENTOS LTDA.

By:	/s/ José Mario Caprioli dos Santaos
Name:	José Mario Caprioli dos Santaos
Title:	Executive Officer
RIO NOVO LOCAÇÕES LTDA.

By:	/s/ Décio Luiz Chieppe
Name:	Décio Luiz Chieppe
Title:	Executive Officer

By:	/s/ José Mario Caprioli dos Santos
José Mario Caprioli dos Santos

By:	/s/ Décio Luiz Chieppe
Décio Luiz Chieppe

By:	/s/ Renan Chieppe
Renan Chieppe